Exhibit 99.1

FOR IMMEDIATE RELEASE                                CONTACT:
                                                     Trudi Allcott
October 16, 2001                                     Manager, Communications
                                                     804-935-4291
                                                         or
                                                     Jeff Kaczka
                                                     Senior Vice President &
                                                     Chief Financial Officer
                                                     804-965-5896


                  Owens & Minor Reports Solid Operating Results
                             for Third Quarter 2001;
                 Records Unusual Charges and Extraordinary Item


Richmond, VA....(NYSE-OMI) Owens & Minor today reported solid sales and earnings growth in the third quarter 2001, before two charges unrelated to the ongoing core business, and one previously announced extraordinary item.

Sales were $968.2 million for the third quarter ended September 30, 2001, up $93.9 million or 11 percent from the third quarter of 2000. Income was $9.9 million for the quarter, up $1.5 million or 17 percent, and $0.27 per diluted common share, up 12.5 percent from the comparable quarter in 2000. These results exclude the impact of two unusual charges and a previously announced extraordinary item (discussed below.) Reported income for the quarter before the extraordinary item was $1.7 million, or $0.05 per diluted common share.
Including the extraordinary item, the company reported a net loss of $5.4 million, or $0.16 per diluted common share. Subsequent comparisons of financial results in this release exclude the impact of the extraordinary item and the unusual charges.

"Our solid third quarter and year-to-date operating performance is reflective of our ability to gain business by employing innovative technology, increasing account penetration, and providing the best service in the industry," said G. Gilmer Minor, III, chairman and chief executive officer of Owens & Minor. "We are working diligently to hold our gross margins and reduce expenses as a percent to sales in a climate of pricing pressure. Our systems and technology solutions help our customers focus on reducing total delivered cost, rather than the cost of each item purchased. In our scenario, both parties win."



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Page 2

Unusual Charges and Extraordinary Item

Owens & Minor recorded two unusual charges in the third quarter 2001, in addition to a previously announced extraordinary item. The first charge of $7.2 million after tax reflects estimated tax liabilities principally related to its corporate-owned life insurance (COLI) program. The second charge of $1.1 million after tax reflects an adjustment of the company's investment in an e-commerce company serving the healthcare industry. The extraordinary item of $7.1 million after tax, which was previously announced, is related to the company's July 2001 refinancing of its 10 7/8% Senior Subordinated Notes.

"The company views these charges as events that are unrelated to the ongoing operations of our core business," said Jeff Kaczka, senior vice president and chief financial officer of Owens & Minor.

The $7.2 million charge for estimated tax liabilities relates principally to interest deductions for corporate-owned life insurance claimed on the company's tax returns for the years 1995 through 1998. This potential liability was previously disclosed in the company's regular filings with the United States Securities and Exchange Commission.

The Internal Revenue Service (IRS) has disallowed certain prior year deductions for interest on loans associated with the company's COLI program. Management believes that the company complied with the tax law as it relates to its COLI program and has filed an appeal with the IRS. However, several cases involving other corporations' COLI programs have been decided in favor of the IRS, and consequently, the climate has become less favorable to taxpayers with respect to these programs. As a result, management believes that it has become less likely that the company will achieve a favorable resolution of this matter. Notwithstanding this action, management does not agree with the IRS position and will continue to protest this matter either administratively or through litigation.

Owens & Minor is also taking a charge of approximately $1.1 million after tax to reflect a decline in the value of its 1999 strategic investment in an e-commerce company. Because the market value of this e-commerce company's stock has dropped significantly below the company's original cost, and recovery to the original cost appears unlikely in the short term, generally accepted accounting principles require that Owens & Minor account for the decline in the value of this investment.

"We continue to support and work closely with e-commerce initiatives in the healthcare industry in an effort to participate in the development of emerging technologies," said G. Gilmer Minor, III, chairman and chief executive officer of Owens & Minor. "We are taking this write-down in accordance with regulatory guidelines."

As previously announced, Owens & Minor has recorded a $7.1 million after tax extraordinary charge relating to the early retirement of $150 million in 10 7/8% Senior Subordinated Notes. Earlier this year, Owens & Minor successfully completed a private offering of $200 million of 8 1/2% Senior Subordinated Notes due 2011. This transaction allowed the company to improve its capital structure and provides financial flexibility to fund future growth.

Other Third Quarter Results

Gross margin was 10.6 percent of net sales, down from 10.7 percent in the third quarter of 2000, and comparable to second quarter, 2001. Selling, general and administrative expense (SG&A) was 7.7 percent of net sales, up from 7.5 percent for the corresponding quarter in 2000, primarily as a result of costs associated with bringing on new business, distribution center relocations and higher employee healthcare costs.

Excluding the impact of the company's accounts receivable securitization facility, outstanding financing was $275.8 million at quarter end, up from $261.8 million at the end of the second quarter of 2001. This increase is primarily attributable to increased investment in inventory to meet growing sales demand.

"Owens & Minor turned in another solid operating quarter," said Craig R. Smith, president and chief operating officer. "The pace of our sales growth is a strong endorsement for the value-added services and innovative technology that Owens & Minor is providing to new and existing customers."

Year-to-Date Results

For the nine months ended September 30, 2001, sales were $2,846.3 million compared to $2,606.3 million, for the same period in 2000, an increase of 9 percent. Net income was $26.2 million compared to $22.9 million for the same period in 2000, up 14.6 percent. Earnings per diluted common share were $0.73 compared to $0.66, an increase of 11 percent. These results exclude restructuring credits recorded in the second quarters of 2000 and 2001, as well as the unusual charges and extraordinary item discussed earlier in this release. For the nine months ended September 30, 2001, reported net income was $11.8 million, or $0.37 per diluted common share; and income before extraordinary item was $18.8 million, or $0.54 per share.

Year-to-date, gross margin was 10.6 percent, compared to 10.7 percent in 2000. SG&A expense was 7.7 percent of net sales, unchanged from the first nine months of 2000.

Outlook

Looking ahead, the company said that, for the full year 2001, it expects to achieve the middle of its guidance range on sales growth of 8 to 10 percent, and the lowest end of its guidance of 11 to 14 percent on earnings per share growth.

In the near term, the company does not expect to realize previously anticipated gross margin from its "eMedExpress" (third party logistics) business, as its arrangement with C.R. Bard is on hold, pending the acquisition of C. R. Bard by Tyco International. As a result, the company expects that the gross margin percentage for the fourth quarter of 2001 will be consistent with that reported in earlier quarters during the year.

"Owens & Minor is committed to developing the eMedExpress opportunity," said Kaczka, who was recently assigned operational responsibility for this effort. "We have engaged a consultant with extensive experience in this field to work with the eMedExpress team in developing a targeted marketing plan."


Recent Events

During the quarter, Owens & Minor was ranked first in the InformationWeek 500, an annual survey of the nation's most innovative users of technology. This prestigious annual list ranks U.S.-based businesses with revenues of more than $1 billion on their ability as technology innovators. The company also achieved a number one ranking for service, pricing and accuracy in a recent Wall Street analysts' independent survey of hospital executives. In July, Owens & Minor completed a successful refinancing of its outstanding Senior Subordinated Notes, achieving a more favorable rate.

Also, during the quarter, the company hired Paul G. Blair as vice president of strategic planning and development. Blair, who previously worked for Bindley Western Industries, Inc., also has an extensive background in corporate finance.

Conference Call Details
Owens & Minor will conduct a conference call on October 17, 2001 at 8:30am Eastern Time to discuss these issues. The phone number for the Owens & Minor conference call is 888-391-0107. The call will be available by replay for 24 hours by calling 800-633-8284, key in reservation number: 19797131. The call will also be Webcast for 21 days through www.owens-minor.com.

Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These include the rate at which new business can be converted to the company, intense competitive pressures within the industry, the success of the strategic initiatives outlined above, changes in customer order patterns, pricing pressures, changes in government funding to hospitals and other healthcare providers, loss of major customers, and other factors discussed from time to time in the reports filed by the company with the Securities and Exchange Commission. The company assumes no obligation to update information contained in this release.

Owens & Minor, Inc., a Fortune 500 company headquartered in Richmond, Va., is the nation's leading distributor of national name brand medical/surgical supplies. The company's distribution centers throughout the United States serve hospitals, integrated healthcare systems and group purchasing organizations. In addition to its diverse product offering, Owens & Minor helps customers control healthcare costs and improve inventory management through innovative services in supply chain management, logistics and technology. For releases on the World Wide Web, visit www.prnewswire.com, or for more information about Owens & Minor, as well as news releases and virtual warehouse tours, visit the company's Web site at www.owens-minor.com.

                                     # # # #

Page Six
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Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)(1)
(in thousands, except ratios and per share data)

                                                                                Three Months Ended September 30,
                                                           -------------------------------------------------------------------------
                                                               2001       % of Sales            2000     % of Sales    % Fav(Unfav)
                                                           -------------------------------------------------------------------------
Net sales                                                  $    968,230      100.0 %        $    874,318    100.0 %        10.7 %
Cost of goods sold                                              865,162       89.4               781,197     89.3         (10.7)
                                                             ---------------------            -------------------
Gross margin                                                    103,068       10.6                93,121     10.7          10.7
                                                             ----------------------           --------------------
Selling, general and administrative expenses                     74,193        7.7                65,752      7.5         (12.8)
Depreciation and amortization                                     5,650        0.6                 5,399      0.6          (4.6)
Interest expense, net                                             3,549        0.4                 3,060      0.4         (16.0)
Discount on accounts receivable securitization                      841        0.1                 1,744      0.2          51.8
Impairment loss on investment                                     1,071        0.1                     -        -           n/m
Distribution on mandatorily redeemable
     preferred securities                                         1,773        0.2                 1,773      0.2             -
                                                             ----------------------           --------------------
Total expenses                                                   87,077        9.0                77,728      8.9         (12.0)
                                                             ----------------------           --------------------
Income before income taxes                                       15,991        1.7                15,393      1.8           3.9
Income tax provision                                             14,294        1.5                 6,927      0.8        (106.4)
                                                             ----------------------           --------------------
Income before extraordinary item                                  1,697        0.2                 8,466      1.0         (80.0)
Extraordinary loss on early retirement of debt, net of
     tax benefit of $4,712                                       (7,068)      (0.7)                    -        -           n/m
                                                             ----------------------           --------------------
Net income (loss)                                          $     (5,371)      (0.6)%        $      8,466      1.0 %      (163.4)%
                                                             ======================           ====================


Per common share - basic:
Income before extraordinary item                           $       0.05                     $       0.26
Extraordinary loss on early retirement of debt, net of
     tax benefit                                                  (0.21)                               -
                                                             -----------                      -----------
Net income (loss)                                          $      (0.16)                    $       0.26
                                                             ===========                      ===========

Per common share - diluted:
Income before extraordinary item                           $       0.05                     $       0.24
Extraordinary loss on early retirement of debt, net of
     tax benefit                                                  (0.21)                               -
                                                             -----------                      -----------
Net income (loss)                                          $      (0.16)                    $       0.24
                                                             ===========                      ===========


Weighted average shares - basic                                  33,560                           32,793
Weighted average shares - diluted                                34,196                           39,719


(1) Net sales, gross margin, and SG&A expenses have been restated for 2000 in accordance with Emerging Issues Task Force Issue 00-10, Accounting for
     Shipping and Handling Fees and Costs.

Page Seven
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Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)(1)
(in thousands, except ratios and per share data)

                                                                                 Nine Months Ended September 30,
                                                               ---------------------------------------------------------------------
                                                                  2001       % of Sales         2000       % of Sales   % Fav(Unfav)
                                                               ---------------------------------------------------------------------
Net sales                                                    $   2,846,269      100.0 %     $  2,606,290     100.0 %         9.2 %
Cost of goods sold                                               2,543,597       89.4          2,328,405      89.3          (9.2)
                                                               ----------------------        ---------------------

Gross margin                                                       302,672       10.6            277,885      10.7           8.9
                                                               -----------------------        ---------------------
Selling, general and administrative expenses                       220,188        7.7            200,102       7.7         (10.0)
Depreciation and amortization                                       16,878        0.6             15,830       0.6          (6.6)
Interest expense, net                                               10,357        0.4              9,418       0.4         (10.0)
Discount on accounts receivable securitization                       3,746        0.1              5,562       0.2          32.7
Impairment loss on investment                                        1,071          -                  -         -           n/m
Distribution on mandatorily redeemable
     preferred securities                                            5,321        0.2              5,321       0.2             -
Restructuring credit                                                (1,476)      (0.1)              (750)        -          96.8
                                                               -----------------------        ---------------------
Total expenses                                                     256,085        9.0            235,483       9.0          (8.7)
                                                               -----------------------        ---------------------
Income before income taxes                                          46,587        1.6             42,402       1.6           9.9
Income tax provision                                                27,756        1.0             19,081       0.7         (45.5)
                                                               -----------------------        ---------------------
Income before extraordinary item                                    18,831        0.7             23,321       0.9         (19.3)
Extraordinary loss on early retirement of debt, net of tax
     benefit of $4,712                                              (7,068)      (0.2)                 -         -           n/m
                                                               -----------------------        ---------------------
Net income                                                   $      11,763        0.4 %     $     23,321       0.9 %       (49.6)%
                                                               =======================        =====================


Per common share - basic:
Income before extraordinary item                             $        0.57                  $       0.71
Extraordinary loss on early retirement of debt, net of
     tax benefit                                                     (0.22)                            -
                                                               ------------                   -----------
Net income                                                   $        0.35                  $       0.71
                                                               ============                   ===========

Per common share - diluted:
Income before extraordinary item                             $        0.54                  $       0.67
Extraordinary loss on early retirement of debt, net of
     tax benefit                                                     (0.17)                            -
                                                               ------------                   -----------
Net income                                                   $        0.37                  $       0.67
                                                               ============                   ===========


Weighted average shares - basic                                     33,280                        32,658
Weighted average shares - diluted                                   40,308                        39,424

(1) Net sales, gross margin, and SG&A expenses have been restated for 2000 in accordance with Emerging Issues Task Force Issue 00-10, Accounting for Shipping and Handling Fees and Costs.

Page Eight
------------------------------------------------------------------------------------------------------------------------------
Owens & Minor, Inc.
Financial Summary (unaudited)(1)



                                                                                             Quarter Ended
------------------------------------------------------------------------------------------------------------------------------
(in thousands, except ratios and per share data)                                   9/30/01        6/30/01        3/31/01
------------------------------------------------------------------------------------------------------------------------------
Net sales                                                                        $  968,230    $    953,531    $   924,508
-----------------------------------------------------------------------------------------------------------------------------
Gross margin as a percent of net sales                                                10.6%           10.6%          10.7%
-----------------------------------------------------------------------------------------------------------------------------
SG&A expenses as a percent of net sales                                                7.7%            7.7%           7.9%
-----------------------------------------------------------------------------------------------------------------------------
Operating margin as a percent of net sales                                             2.4%            2.3%           2.2%
-----------------------------------------------------------------------------------------------------------------------------
Income before unusual items (2) (3)                                              $    9,936    $      8,596    $     7,711
-----------------------------------------------------------------------------------------------------------------------------
Income before unusual items per common share - basic (2) (3)                     $     0.30    $       0.26    $      0.23
-----------------------------------------------------------------------------------------------------------------------------
Income before unusual items per common share - diluted (2) (3)                   $     0.27    $       0.24    $      0.22
-----------------------------------------------------------------------------------------------------------------------------

Accounts and notes receivable, net (4)                                           $  362,869    $    350,277    $   345,955
-----------------------------------------------------------------------------------------------------------------------------
Average receivable days sales outstanding (4)                                          33.9            32.2           33.6
-----------------------------------------------------------------------------------------------------------------------------
Merchandise inventories                                                          $  395,112    $    376,277    $   335,785
-----------------------------------------------------------------------------------------------------------------------------
Average inventory turnover                                                              8.9             9.6           10.3
-----------------------------------------------------------------------------------------------------------------------------
Outstanding financing (4)                                                        $  275,797    $    261,772    $   247,022
-----------------------------------------------------------------------------------------------------------------------------
Capitalization ratio (4) (5)                                                          43.4%           41.7%          41.3%
-----------------------------------------------------------------------------------------------------------------------------

Cash dividends per common share                                                  $   0.0700    $     0.0700    $    0.0625
-----------------------------------------------------------------------------------------------------------------------------
Stock price at quarter-end                                                       $    20.30    $      19.00    $     16.53
-----------------------------------------------------------------------------------------------------------------------------



                                                                                        Quarter Ended
------------------------------------------------------------------------------------------------------------
(in thousands, except ratios and per share data)                                  12/31/00        9/30/00
------------------------------------------------------------------------------------------------------------
Net sales                                                                       $    897,293    $   874,318
------------------------------------------------------------------------------------------------------------
Gross margin as a percent of net sales                                                 10.9%          10.7%
------------------------------------------------------------------------------------------------------------
SG&A expenses as a percent of net sales                                                 7.6%           7.5%
------------------------------------------------------------------------------------------------------------
Operating margin as a percent of net sales                                              2.7%           2.5%
------------------------------------------------------------------------------------------------------------
Income before unusual items (2) (3)                                             $      9,767    $     8,466
------------------------------------------------------------------------------------------------------------
Income before unusual items per common share - basic (2) (3)                    $       0.30    $      0.26
------------------------------------------------------------------------------------------------------------
Income before unusual items per common share - diluted (2) (3)                  $       0.27    $      0.24
------------------------------------------------------------------------------------------------------------

Accounts and notes receivable, net (4)                                          $    341,905    $   328,499
------------------------------------------------------------------------------------------------------------
Average receivable days sales outstanding (4)                                           33.3           33.1
------------------------------------------------------------------------------------------------------------
Merchandise inventories                                                         $    315,570    $   337,675
------------------------------------------------------------------------------------------------------------
Average inventory turnover                                                               9.7            8.9
------------------------------------------------------------------------------------------------------------
Outstanding financing (4)                                                       $    233,533    $   228,553
------------------------------------------------------------------------------------------------------------
Capitalization ratio (4) (5)                                                           40.4%          40.5%
------------------------------------------------------------------------------------------------------------

Cash dividends per common share                                                 $     0.0625    $    0.0625
------------------------------------------------------------------------------------------------------------
Stock price at quarter-end                                                      $      17.75    $     15.75
------------------------------------------------------------------------------------------------------------


(1) Net sales, gross margin, SG&A expenses and all related ratios have been restated for the third quarter of 2000 in accordance with Emerging Issues Task Force Issue 00-10, Accounting for Shipping and Handling Fees and Costs.

(2) Excludes unusual items, which include the third quarter 2001 impairment loss on investment of $1.1 million, contingency provision for income tax assessment of $7.2 million and the extraordinary loss on early retirement of debt of $7.1 million, net of tax benefit.

(3) Excludes the impact of a reduction in a restructuring accrual originally established in 1998. This reduction increased second quarter 2001 net income by $0.8 million.

(4) Excludes the impact of the company's off balance sheet receivables financing facility.

(5)  Includes mandatorily redeemable preferred securities as equity.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)
                                                                 9/30/01             12/31/00
                                                             ----------------      --------------
Assets
     Accounts and notes receivable, net*                   $         308,869     $       261,905
     Merchandise inventories                                         395,112             315,570
     Property and equipment, net                                      26,234              24,239
     Goodwill, net                                                   200,358             204,849
     Other assets                                                     64,054              60,985
                                                             ----------------      --------------

Total assets                                               $         994,627     $       867,548
                                                             ================      ==============


                                               9/30/01             12/31/00
                                               -------             --------
 Liabilities and shareholders' equity
     Accounts payable                    $         331,328    $        291,507
     Debt*                                         221,797             153,533
     Other liabilities                              81,230              77,736
     Mandatorily redeemable
        preferred securities                       132,000             132,000
     Shareholders' equity                          228,272             212,772
                                           ----------------     ---------------
  Total liabilities and
     shareholders' equity                $         994,627    $        867,548
                                           ================     ===============



* Includes the impact of the company's off balance sheet receivables financing facility. At September 30, 2001 and December 31, 2000, the company had sold $54.0 million and $80.0 million of receivables under this facility.